Exhibit 77(o)

Transactions effected pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate

ING Balanced Portfolio	Omnicom Group Inc.	04/18/12	JPM	ING Financial Markets